Exhibit 32

Certification

The certification set forth below is being submitted in connection with the quarterly report on Form 10Q for the period ending March 31, 2004 (the “report”) to the Securities and Exchange Commission solely for the purpose of complying with Section 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and 1350 of Chapter 63 of Title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A. W. Bergeron, the President and Pam Strunk, the Chief Financial Officer of AES Red Oak, L.L.C., each certifies that, to the best of his or her knowledge:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AES Red Oak, L.L.C.

/s/ A.W. Bergeron
Name: A.W. Bergeron
President

/s/ Pam Strunk
Name: Pam Strunk
Chief Financial Officer

Date:  May 10, 2004

A signed original of this written statement required by Section 906 has been provided to AES Red Oak, L.L.C., and will be retained by AES Red Oak, L.L.C., and furnished to the Securities and Exchange Commission or its staff upon request.